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                                EXHIBIT (11) (A)

                        Consent of KPMG Peat Marwick LLP
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[LOGO]      KPMG PEAT MARWICK LLP

 TWO NATIONWIDE PLAZA          TELEPHONE 614 249 2300        TELEX 614 249 2348
 COLUMBUS, OH 43215


                               AUDITORS' CONSENT

The Board Of Trustees of
  The BB&T Mutual Funds Group:


We consent to the use of our report dated November 16, 1995, included herein, for The BB&T Mutual Funds Group (comprised of The BB&T U.S. Treasury Money Market Fund, The BB&T Short-Intermediate U.S. Government Income Fund, The BB&T Intermediate U.S. Government Bond Fund, The BB&T North Carolina Intermediate Tax-Free Fund, The BB&T Growth and Income Stock Fund, The BB&T Balanced Fund, and The BB&T Small Company Growth Fund) for the year ended September 30, 1995 and the periods indicated therein, and the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Accountants" in the Statement of Additional Information.


                                                /s/ KPMG PEAT MARWICK LLP
                                                KPMG PEAT MARWICK LLP

Columbus, Ohio
October 18, 1996